ASSIGNMENT AND
SECOND AMENDMENT OF THE
FUND SUB-ADMINISTRATION SERVICING AGREEMENT

THIS ASSIGNMENT AND SECOND AMENDMENT dated as of November 17, 2017, to the Fund Sub-Administration Servicing Agreement dated as of August 31, 2015, as amended December 11, 2015 (the "Agreement"), is entered into by and between EAGLE ASSET MANAGEMENT, INC., a Florida corporation (“Eagle”), CARILLON TOWER ADVISERS, INC., a Florida corporation (“Carillon”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the Eagle and USBFS have entered into the Agreement; and

WHEREAS, Eagle desires to assign the Agreement to Carillon, Carillon desires to accept the assignment of the Agreement from Eagle, and USBFS desires to consent to such assignment; and

WHEREAS, the parties desire to amend the Agreement to add additional Funds, to change the names of the Funds, and to amend the fees; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by Eagle and USBFS.

NOW, THEREFORE, the parties agree as follows:

1.
Eagle hereby assigns the Agreement to Carillon, Carillon hereby accepts such assignment, and USBFS hereby consents to such assignment.  All references to Eagle Asset Management, Inc. shall be replaced with references to Carillon Tower Advisers, Inc., and all references to the Eagle Family of Funds shall be replaced with references to the Carillon Mutual Funds, mutatis mutandis.

2.	Amended Exhibit A of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

3.	Exhibit B of the Agreement is hereby superseded and replaced with Amended Exhibit B attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

[Signatures on the Following Page]

Eagle – 11/2017

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

EAGLE ASSET MANAGEMENT, INC.		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Susan Walzer	By:	/s/ Dana Armour
Name:	Susan Walzer	Name:	Dana Armour
Title:	Principal Executive Officer	Title:	Executive Vice President

CARILLON TOWER ADVISERS, INC.

By:	/s/ Susan Walzer
Name:	Susan Walzer
Title:	Principal Executive Officer

Eagle – 11/2017

Amended Exhibit A
to the
Fund Accounting Servicing Agreement

Fund Names

Separate Trusts of the Carillon Family of Funds and Series Thereof, if Any

Name of Trust

Carillon Series Trust
Carillon Capital Appreciation Fund
Carillon Growth & Income Fund
Carillon Clarivest Capital Appreciation Fund
Carillon Eagle Growth & Income Fund
Carillon Clarivest International Stock Fund
Carillon Eagle Investment Grade Bond Fund
Carillon Eagle Mid Cap Growth Fund
Carillon Eagle Mid Cap Stock Fund
Carillon Eagle Small Cap Growth Fund
Carillon Eagle Smaller Company Fund
Carillon Couger Tactical Allocation fund
Carillon Reams Core Bond Fund
Carillon Reams Core Plus Bond Fund
Carillon Scout International Fund
Carillon Reams Low Duration Bond Fund
Carillon Scout Mid Cap Fund
Carillon Scout Small Cap Fund
Carillon Reams Unconstrained Bond Fund

Eagle – 11/2017

Amended Exhibit C to the Fund Administration Servicing Agreement – Carillon Mutual Funds
Fund Administration & Portfolio Compliance Services Fee Schedule at November 17, 2017

Annual Fee Based Upon Average Net Assets Per Fund Complex*
1 basis point on the first $5 billion
0.75 basis points on the balance above $5 billion

Compliance Services annual fee waiver: $60,000 if USBFS does NOT perform the compliance services for the funds
Minimum annual fee: $525,000 for fund complex of 10-16 funds

Included in services:
Daily Compliance Testing (Charles River) and Daily Performance Reporting
AIS Web Portal Portfolio Reporting

Out-Of-Pocket Expenses
Including but not limited to postage, stationery, programming, special reports, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc), proxies, insurance, EDGAR/XBRL filing, record retention, federal and state regulatory filing fees, expenses from Board of directors meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing charges, PFIC monitoring, Fund launches/closing and conversion expenses (if necessary).

Additional Services
Available but not included above are the following services – USBFS legal administration, daily performance reporting, daily compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, electronic Board book portal (BookMark), Master/Feeder Structures and additional services mutually agreed upon.

Sub-Administration fees waived monthly, beginning September 2017, up to a total of $300,000.00.  All waivers will stop after a total of $300,000 has been waived.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are calculated pro rata and billed monthly.

Eagle – 11/2017

Amended Exhibit C (continued) to the Fund Administration Servicing Agreement – Carillon Mutual Funds–
fee schedule at November 17, 2017

Additional Legal Administration Services

◾ Subsequent new fund launch – $15,000 /project
◾ Subsequent new share class launch – $10,000 /project
◾ Multi-managed funds – as negotiated based upon specific requirements
◾ Proxy – as negotiated based upon specific requirements

Daily Compliance Services

◾ Base fee – $20,000 /fund per year
◾ Setup – $2,500 /fund group

Section 15(c) Reporting

◾ $2,000 /fund per report – first class
◾ $600 /additional class report

Equity & Fixed Income Attribution Reporting

◾ Fees are dependent upon portfolio makeup, services required, and benchmark requirements.

BookMark Electronic Board Book Portal

◾ USBFS will establish a central, secure portal for Board materials using a unique client board URL.
◾ Your Fund Administrator will load/maintain all fund board book data for the main fund board meetings and meetings.
◾ Features password-protected, encrypted servers with automatic failover.
◾ Training and ongoing system support.
◾ Accessible from your smart phone or iPad.
◾ Allows multiple users to access materials concurrently.
◾ Searchable archive.
◾ Ability to make personal comments.

Annual Fee Per Trust

◾ 0 - 10 users - $4,800
◾ 10 - 20 users - $6,000
◾ 20 - 30 users - $7,000
◾ 30 - 40 users - $8,000

Eagle – 11/2017